The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and index supplement do not constitute an offer to sell the notes and we are not soliciting an offer to buy the notes in any state where the offer or sale is not permitted.

Subject to Completion. Dated November 6, 2017

PRICING SUPPLEMENT dated November , 2017 (To the Prospectus dated July 18, 2016, the Prospectus Supplement dated July 18, 2016 and the Index Supplement dated July 18, 2016)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-212571

Barclays Bank PLC Global Medium-Term Notes, Series A
Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

■  Linked to the Dow Jones Industrial Average® (the “Index”)

■  Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes provide for a payment at stated maturity that may be greater than or equal to the original offering price of the notes, depending on the percentage increase, if any, in the level of the Index from the starting level to the average ending level. The payment at stated maturity will reflect the following terms:

■    If the average ending level is greater than the starting level, you will receive the original offering price plus a positive return at maturity equal to 100% to 110% (to be determined on the pricing date) of the percentage increase from the starting level to the average ending level

■   If the average ending level is less than or equal to the starting level, you will receive the original offering price at maturity, but you will not receive any positive return on your investment

■  Average ending level of the Index based on the average of the closing levels of the Index on specified dates occurring quarterly during the term of the notes

■  Repayment of the original offering price regardless of the performance of the Index

■  Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-5 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

See “Additional Documents Related to the Offering of the Notes” on page PPS-3 of this pricing supplement. The notes will have the terms specified in the prospectus dated July 18, 2016, the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016, as supplemented or superseded by this pricing supplement.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-10 herein and “Risk Factors” beginning on page S-7 of the prospectus supplement.

The notes constitute our unsecured and unsubordinated obligations. The notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-5 of this pricing supplement.

	Original Offering Price(1), (2)	Agent Discount(2)	Proceeds to Barclays Bank PLC
Per Note	$1,000.00	$46.50	$953.50
Total
(1)	Our estimated value of the notes on the pricing date, based on our internal pricing models, is expected to be between $905.00 and $935.90 per note. The estimated value is expected to be less than the original offering price of the notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PPS-4 of this pricing supplement.

(2)	Wells Fargo Securities, LLC and Barclays Capital Inc. are the agents for the distribution of the notes and are acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Investment Description

The Notes Linked to the Dow Jones Industrial Average® due December 5, 2022 are our unsecured and unsubordinated debt securities that do not pay interest. Instead, the notes provide for a payment at stated maturity (referred to as the “redemption amount” in this pricing supplement) that may be greater than or equal to the original offering price of the notes, depending on the percentage increase, if any, in the level of the Dow Jones Industrial Average® (the “Index”) from the starting level to the average ending level. For information about the Index, please see the section titled “The Dow Jones Industrial Average®” in this pricing supplement.

The notes provide:

(i)	a positive return at maturity if the average ending level of the Index is greater than the starting level; and

(ii)	repayment of the original offering price regardless of the performance of the Index.

The potential for a positive return on the notes at stated maturity is based on the average ending level, which will be calculated by reference to an average of the levels of the Index on calculation days occurring quarterly over the term of the notes. As a result, the average performance of the Index that is measured for purposes of the notes, which we refer to as its “quarterly average” performance, may be less than its performance as measured from the starting level to the level of the Index at or near stated maturity, which we refer to as its “point-to-point” performance. See “Selected Risk Considerations—The Potential For A Positive Return On The Notes At Stated Maturity Is Based On The Average Performance Of The Index During The Term Of The Notes, Which May Be Less Favorable Than The Performance Of The Index As Measured From The Starting Level To Its Level At Or Near Stated Maturity” below.

Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-5 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

PPS-2

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Additional Documents Related to the Offering of the Notes

You should read this pricing supplement together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which these notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the accompanying prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or index supplement, the information and terms in this pricing supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

•	Prospectus Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

•	Index Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-3

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Additional Information Regarding Our Estimated Value of the Notes

The range of the estimated values of the notes referenced above may not correlate on a linear basis with the range for the participation rate set forth under “Terms of the Notes” in this pricing supplement. We determined the size of the range for the participation rate based on prevailing market conditions, as well as the anticipated duration of the marketing period for the notes. The final terms for the notes will be determined on the date the notes are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the notes might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the notes on the pricing date is expected to be less than the original offering price of the notes. The difference between the original offering price of the notes and our estimated value of the notes is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes, the estimated cost that we may incur in hedging our obligations under the notes, and estimated development and other costs that we may incur in connection with the notes.

Our estimated value on the pricing date is not a prediction of the price at which the notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 5 months after the initial issue date of the notes because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the notes and other costs in connection with the notes that we will no longer expect to incur over the term of the notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the notes and/or any agreement we may have with the distributors of the notes. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-10 of this pricing supplement.

You may revoke your offer to purchase the notes at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their pricing date. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-4

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the notes such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest or any other amounts due on the notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-5

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Investor Considerations

The notes are not suitable for all investors. The notes may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the average ending level will be greater than the starting level, and you are willing and able to accept the risk that, if it is not, you will not receive any positive return on your investment in the notes.

▪	You seek exposure to the upside performance of the Index as measured solely by reference to an average of the levels of the Index on calculation days occurring quarterly over the term of the notes, and you are willing and able to accept the risk that the quarterly average performance of the Index may be less than its point-to-point performance.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Index, nor will you have any voting rights with respect to the securities composing the Index.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the notes to maturity.

▪	You are willing and able to assume our credit risk for all payments on the notes.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The notes may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the average ending level will be less than or equal to the starting level, and you are willing and able to accept the risk that, if it is, you will not receive any positive return on your investment in the notes.

▪	You seek exposure to the upside performance of the Index as measured solely from the pricing date to a date near stated maturity, or you are unwilling and unable to accept the risk that the quarterly average performance of the Index may be less than its point-to-point performance.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Index.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the notes to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the notes.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The suitability considerations identified above are not exhaustive. Whether or not the notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-10 of this pricing supplement and the “Risk Factors” beginning on page S-7 of the accompanying prospectus supplement for risks related to an investment in the notes. For more information about the Index, please see the section titled “The Dow Jones Industrial Average®” below.

PPS-6

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Terms of the Notes

Reference Asset[1]:	Dow Jones Industrial Average® (Bloomberg ticker symbol “INDU”) (the “Index”)
Pricing Date[2]:	November 30, 2017
Issue Date[2]:	December 5, 2017 (T+3)
Stated Maturity Date[2]:	December 5, 2022. If the final calculation day is postponed, the stated maturity date will be the later of (i) December 5, 2022 and (ii) the third business day after the final calculation day as postponed.
Original Offering Price:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a principal amount of $1,000.
Redemption Amount:

The “redemption amount” per note will equal:

• if the average ending level is greater than the starting level: $1,000 plus

• if the average ending level is less than or equal to the starting level, $1,000.

The quarterly average performance of the Index may be less than its point-to-point performance. See “Selected Risk Considerations—The Potential For A Positive Return On The Notes At Stated Maturity Is Based On The Average Performance Of The Index During The Term Of The Notes, Which May Be Less Favorable Than The Performance Of The Index As Measured From The Starting Level To Its Level At Or Near Stated Maturity” below.

Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes.

Participation Rate:	The “participation rate” will be within the range of 100% to 110% (to be determined on the pricing date).
Starting Level:	, the closing level of the Index on the pricing date
Average Ending Level:	The “average ending level” will be the arithmetic average of the closing levels of the Index on the calculation days.
Calculation Days[2]:	Quarterly, on the 28th day of each February, May, August and November, commencing February 2018 and ending on November 28, 2022, which is the “final calculation day.”
Closing Level:	“Closing level” has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the notes, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06744CKT7 / US06744CKT70

PPS-7

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Agent:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the notes. Barclays Capital Inc. will sell the notes to WFS at the original offering price of the notes less a concession not in excess of $46.50 per note. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $25.00 per note. In addition to the concession allowed to WFA, WFS will pay $1.20 per note of the agent’s discount to WFA as a distribution expense fee for each note sold by WFA.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the notes. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the notes conducts hedging activities for Barclays Bank PLC in connection with the notes, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the notes to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the notes to you.

____________________

1 If the Index is discontinued or if the sponsor of the Index fails to publish the Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of the Index. In addition, the calculation agent will calculate the value to be used as the closing level of the Index in the event of certain changes in or modifications to the Index. For more information, see “Additional Terms of the Notes—Adjustments to the Index” in this pricing supplement.

2 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation days, including the final calculation day, and/or the stated maturity date may be changed so that the stated term of the notes remains the same. If any calculation day is not a trading day, that calculation day will be postponed to the next succeeding trading day. A calculation day will also be postponed if a market disruption event occurs on that calculation day as described under “Additional Terms of the Notes—Market Disruption Events” in this pricing supplement. In addition, the stated maturity date will be postponed if that day is not a business day as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement. Notwithstanding anything to the contrary in the prospectus supplement, the stated maturity date will not be postponed due to the postponement of the final calculation day, except as set forth under “Terms of the Notes—Stated Maturity Date” above.

PPS-8

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per note (the redemption amount) calculated as follows:

PPS-9

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Selected Risk Considerations

The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the accompanying prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

•	You May Not Receive Any Positive Return On Your Investment In The Notes — Any amount you receive on the notes at stated maturity in excess of the original offering price will depend on the percentage increase, if any, in the average ending level of the Index relative to the starting level. Because the level of the Index will be subject to market fluctuations, the average ending level may be less than the starting level, in which case you will receive only the original offering price of your notes at stated maturity. Even if the average ending level is greater than the starting level, the amount you receive at stated maturity may be only slightly greater than the original offering price, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays or another issuer with a similar credit rating with the same stated maturity date.

•	You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity — If you are a U.S. holder of a note, assuming the agreed-upon tax treatment is respected, you will be required to recognize taxable interest income in each year that you hold the note, even though you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this pricing supplement entitled “Tax Considerations.”

•	The Potential For A Positive Return On The Notes At Stated Maturity Is Based On The Average Performance Of The Index During The Term Of The Notes, Which May Be Less Favorable Than The Performance Of The Index As Measured From The Starting Level To Its Level At Or Near Stated Maturity — The potential for a positive return on the notes at stated maturity is based on the average ending level, which will be calculated by reference to an average of the levels of the Index on calculation days occurring quarterly over the term of the notes. The average ending level, as so calculated, may be less than the level of the Index at or near stated maturity. As a result, the average performance of the Index that is measured for purposes of the notes, which we refer to as its “quarterly average” performance, may be less than its performance as measured from the starting level to the level of the Index at or near stated maturity, which we refer to as its “point-to-point” performance. Accordingly, the notes may underperform the return that would have been achieved on a hypothetical direct investment in the Index held over the term of the notes.

For example, if the level of the Index increases at a more or less steady rate over the term of the notes, the average ending level will be less than the level of the Index at or near stated maturity, and the quarterly average performance of the Index will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the level of the Index later in the term of the notes. In addition, because of the way the average ending level is calculated, it is possible that you will not receive any positive return on your investment at stated maturity even if the level of the Index at or near stated maturity is significantly greater than the starting level. One scenario in which this may occur is when the level of the Index declines early in the term of the notes and increases significantly later in the term of the notes. You should not invest in the notes unless you understand and are willing to accept the return characteristics associated with the averaging feature of the notes.

•	The Notes Are Subject To The Credit Risk Of Barclays Bank PLC — The notes are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the notes and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the notes.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the notes losing all or a part of the value of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the notes. The exercise of any U.K. Bail-in

PPS-10

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Power by the relevant U.K. resolution authority with respect to the notes will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

•	The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop — The notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your notes to maturity.

•	The Value Of The Notes Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including these notes, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the notes at issuance and their value in the secondary market. Accordingly, in addition to the level of the Index on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Index and the securities composing the Index;

•	the time to maturity of the notes;

•	the market prices of, and dividend rates on, the securities composing the Index;

•	interest and yield rates in the market generally;

•	supply and demand for the notes;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	No Assurance That The Investment View Implicit In The Notes Will Be Successful — It is impossible to predict whether and the extent to which the level of the Index will rise or fall. There can be no assurance that the average ending level of the Index (the arithmetic average of the closing levels of the Index on the calculation days) will not be below the starting level. The level of the Index will be influenced by complex and interrelated political, economic, financial and other factors that affect the Index and the component securities of the Index. You should be willing to accept the downside risks associated with equities in general and the Index in particular.

•	Owning The Notes Is Not The Same As Owning The Securities Composing The Index — The return on your notes may not reflect the return you would realize if you actually owned the securities composing the Index. For instance, as a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the securities composing the Index would have.

•	The Index Reflects The Price Return Of The Securities Composing The Index, Not The Total Return — The return on the notes is based on the performance of the Index, which reflects changes in the market prices of the securities composing the Index. The Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the Index. Accordingly, the return on the notes will not include such a total return feature.

•	Adjustments To The Index Could Adversely Affect The Value Of The Notes And The Amount You Will Receive At Maturity — The policies of the sponsor of the Index (the “index sponsor”) concerning the calculation of the Index and the

PPS-11

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

addition, deletion or substitution of the component securities of the Index and the manner in which the index sponsor takes account of certain changes affecting such component securities of the Index may affect the level of the Index, and therefore, may affect the value of the notes and the amount payable at stated maturity. The index sponsor could also discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the notes.

•	The Estimated Value Of Your Notes Is Expected To Be Lower Than The Original Offering Price Of Your Notes — The estimated value of your notes on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your notes. The difference between the original offering price of your notes and the estimated value of the notes is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes, the estimated cost that we may incur in hedging our obligations under the notes, and estimated development and other costs that we may incur in connection with the notes.

•	The Estimated Value Of Your Notes Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your notes on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Notes Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your notes on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the notes may not be consistent with those of other financial institutions that may be purchasers or sellers of notes in the secondary market. As a result, the secondary market price of your notes may be materially different from the estimated value of the notes determined by reference to our internal pricing models.

•	The Estimated Value Of Your Notes Is Not A Prediction Of The Prices At Which You May Sell Your Notes In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Notes And May Be Lower Than The Estimated Value Of Your Notes — The estimated value of the notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the notes. Further, as secondary market prices of your notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the notes such as fees, commissions, discounts, and the costs of hedging our obligations under the notes, secondary market prices of your notes will likely be lower than the original offering price of your notes. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your notes, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Notes In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Notes — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market (if Barclays Capital Inc. makes a market in the notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the notes on the pricing date, as well as the secondary market value of the notes, for a temporary period after the initial issue date of the notes. The price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your notes.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Notes In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the notes (a “participating dealer”) may play a variety of roles in

PPS-12

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

connection with the issuance of the notes, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the notes.

In connection with our normal business activities and in connection with hedging our obligations under the notes, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Index or its components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the notes into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the notes. Participating dealers may also engage in such activities that may negatively impact the value of the notes.

In addition, the role played by Barclays Capital Inc., as the agent for the notes, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the notes and such compensation or financial benefit may serve as an incentive to sell the notes instead of other investments. Furthermore, we and our affiliates establish the offering price of the notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the notes to you. This additional projected profit may create a further incentive for the participating dealer to sell the notes to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the notes. As calculation agent, we will determine any levels of the Index and make any other determinations necessary to calculate any payments on the notes. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the level of the Index is to be determined; if the Index is discontinued or if the sponsor of the Index fails to publish the Index, selecting a successor index or, if no successor index is available, determining any value necessary to calculate any payments on the notes; and calculating the level of the Index on any date of determination in the event of certain changes in or modifications to the Index. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the notes, and any of these determinations may adversely affect any payments on the notes. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the notes.

•	The Historical Performance Of The Index Is Not An Indication Of Its Future Performance — The historical performance of the Index should not be taken as an indication of the future performance of the Index. It is impossible to predict whether the closing level of the Index will fall or rise during the term of the notes, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the level of the Index are not necessarily indicative of fluctuations or trends that may occur in the future.

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Index and the merits of investing in the notes.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included As Components Of The Index — Actions by any company whose securities are components of the Index may have an adverse effect on the price of its security, the closing level of the Index on any calculation day and the value of the notes. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.

PPS-13

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. We have derived the information about the Index contained in this pricing supplement and the accompanying index supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the Index and the index sponsor. The index sponsor will not be involved in the offering of the notes made hereby in any way, and the index sponsor does not have any obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.

PPS-14

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 105% (the midpoint of the specified range of the participation rate) and a range of hypothetical average ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical average ending level;

•	the hypothetical redemption amount payable at stated maturity per note;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical average ending level	Percentage change from the hypothetical starting level to the hypothetical average ending level	Hypothetical redemption amount payable at stated maturity per note	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,787.50	78.75%	11.95%
150.00	50.00%	$1,525.00	52.50%	8.62%
140.00	40.00%	$1,420.00	42.00%	7.13%
130.00	30.00%	$1,315.00	31.50%	5.55%
120.00	20.00%	$1,210.00	21.00%	3.85%
110.00	10.00%	$1,105.00	10.50%	2.01%
105.00	5.00%	$1,052.50	5.25%	1.03%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$1,000.00	0.00%	0.00%
70.00	-30.00%	$1,000.00	0.00%	0.00%
60.00	-40.00%	$1,000.00	0.00%	0.00%
50.00	-50.00%	$1,000.00	0.00%	0.00%
25.00	-75.00%	$1,000.00	0.00%	0.00%

(1)       The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2)       The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level will be the closing level of the Index on the pricing date. For historical data regarding the actual closing level of the Index, please see the historical information set forth under the section titled “The Dow Jones Industrial Average®” below.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting level, actual average ending level and actual participation rate. If the participation rate is less than 105%, the actual amount you receive at stated maturity and the resulting pre-tax rate of return may be lower than the amounts received at stated maturity and the resulting pre-tax rates of return shown above.

PPS-15

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical participation rate of 105% (the midpoint of the specified range for the participation rate) and assuming hypothetical starting levels and average ending levels as indicated in the examples. In order to more clearly present the hypothetical movements of the Index, the graphs accompanying the hypothetical calculations use different scales for the closing level on the vertical axis. Terms used for purposes of these hypothetical examples do not represent the actual starting level or average ending level applicable to the notes. The actual starting level will be the closing level of the Index on the pricing date and the actual average ending level will be the arithmetic average of the closing level of the Index on the calculation days. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under the section titled “The Dow Jones Industrial Average®” below. These examples are for purposes of illustration only. We cannot predict the closing level of the Index on any day during the term of the notes, including on any calculation day. You should not take these examples as an indication or assurance of the expected performance of the notes. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the notes.

Example 1. The Index generally appreciates earlier in the term of the notes and depreciates later in the term of the notes, and the hypothetical average ending level is greater than the hypothetical starting level. Accordingly, the redemption amount is greater than the original offering price.

Hypothetical starting level: 100.00
Hypothetical average ending level: 110.00

Because the hypothetical average ending level is greater than the hypothetical starting level, the redemption amount would equal:

On the stated maturity date, you would receive $1,105.00 per note.

This example illustrates a scenario in which the averaging feature results in a greater return at maturity than a return based solely on the closing level of the Index on a date near maturity. In this scenario, the closing level of the Index increases early in the term of the notes, remains consistently above the starting level for a significant period of time and then decreases to a level below the average ending level near maturity of the notes. Note that, as Examples 2 and 3 illustrate, there are other scenarios in which the averaging approach would result in a lower return at maturity.

PPS-16

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Example 2. The Index generally depreciates earlier in the term of the notes and appreciates later in the term of the notes, and the hypothetical average ending level is less than the hypothetical starting level. Accordingly, the redemption amount is equal to the original offering price.

Hypothetical starting level: 100.00

Hypothetical average ending level: 90.00

Since the hypothetical average ending level is less than the hypothetical starting level, the redemption amount would equal the original offering price. On the stated maturity date, you would receive $1,000 per note.

This example illustrates a scenario in which the averaging feature results in no positive return at maturity even though the closing level of the Index on a date near maturity is greater than the starting level. In this scenario, the closing level of the Index decreases early in the term of the notes, remains consistently below the starting level for a significant period of time and then increases later in the term of the notes.

PPS-17

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Example 3. The Index generally appreciates over the term of the notes, and the hypothetical average ending level is greater than the hypothetical starting level. Accordingly, the redemption amount is greater than the original offering price.

Hypothetical starting level: 100.00

Hypothetical average ending level: 130.00

Because the hypothetical average ending level is greater than the hypothetical starting level, the redemption amount would equal:

On the stated maturity date, you would receive $1,315.00 per note.

This example illustrates a scenario in which the averaging feature results in a lower return at maturity than a return based solely on the closing level of the Index on a date near maturity. In this scenario, the closing level of the Index steadily increases over the term of the notes, resulting in a closing level near maturity that is greater than the average ending level.

PPS-18

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Example 4. The Index generally depreciates over the term of the notes, and the hypothetical average ending level is less than the hypothetical starting level. Accordingly, the redemption amount is equal to the original offering price.

Hypothetical starting level: 100.00

Hypothetical average ending level: 50.00

Since the hypothetical average ending level is less than the hypothetical starting level, the redemption amount would equal the original offering price. On the stated maturity date, you would receive $1,000 per note.

This example illustrates that the notes provide for the repayment of the original offering price at maturity even in scenarios in which the average ending level of the Index is less than the starting level.

To the extent that the starting level, average ending level and participation rate differ from the values assumed above, the results indicated above would be different. If the participation rate is less than 105%, your actual payment at stated maturity may be lower than the payments at stated maturity shown above.

PPS-19

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Additional Terms of the Notes

Barclays Bank PLC will issue the notes as part of a series of unsecured and unsubordinated debt securities entitled “Global Medium-Term Notes, Series A,” which are more fully described in the accompanying prospectus supplement. In the event the terms of the notes described in this pricing supplement differ from, or are inconsistent with, the terms described in the prospectus supplement, index supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

PPS-20

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

(2)	the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If a calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

Adjustments to the Index

If at any time the sponsor or publisher of the Index (the “index sponsor”) makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Discontinuance of the Index

If the index sponsor discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Barclays Bank PLC, as issuer of the notes, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the average ending level as described above. Upon any selection by the calculation agent of a successor equity index, Barclays Bank PLC, as issuer of the notes, will cause notice to be given to holders of the notes.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, any calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will

PPS-21

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on any calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the notes.

PPS-22

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

The Dow Jones Industrial Average®

The Index is a price weighted average of the stocks of 30 blue-chip companies and is widely used as an indicator of the pattern of the price movement of United States equities. For more information about the Index, see “Indices—The Dow Jones Industrial Average®” in the accompanying index supplement.

Historical Information

We obtained the closing levels displayed in the graph and table below from Bloomberg Professional® service without independent verification. The historical performance of the Index should not be taken as an indication of the future performance of the Index. Future performance of the Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the Index during the term of the notes, including on any calculation day.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2007 to October 27, 2017. The closing level on October 27, 2017 was 23,434.19.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-23

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2007 through September 30, 2017 and for the period from October 1, 2017 to October 27, 2017.

	High	Low	Last
2007
First Quarter	12,786.64	12,050.41	12,354.35
Second Quarter	13,676.32	12,382.30	13,408.62
Third Quarter	14,000.41	12,845.78	13,895.63
Fourth Quarter	14,164.53	12,743.44	13,264.82
2008
First Quarter	13,056.72	11,740.15	12,262.89
Second Quarter	13,058.20	11,346.51	11,350.01
Third Quarter	11,782.35	10,365.45	10,850.66
Fourth Quarter	10,831.07	7,552.29	8,776.39
2009
First Quarter	9,034.69	6,547.05	7,608.92
Second Quarter	8,799.26	7,761.60	8,447.00
Third Quarter	9,829.87	8,146.52	9,712.28
Fourth Quarter	10,548.51	9,487.67	10,428.05
2010
First Quarter	10,907.42	9,908.39	10,856.63
Second Quarter	11,205.03	9,774.02	9,774.02
Third Quarter	10,860.26	9,686.48	10,788.05
Fourth Quarter	11,585.38	10,751.27	11,577.51
2011
First Quarter	12,391.25	11,613.30	12,319.73
Second Quarter	12,810.54	11,897.27	12,414.34
Third Quarter	12,724.41	10,719.94	10,913.38
Fourth Quarter	12,294.00	10,655.30	12,217.56
2012
First Quarter	13,252.76	12,359.92	13,212.04
Second Quarter	13,279.32	12,101.46	12,880.09
Third Quarter	13,596.93	12,573.27	13,437.13
Fourth Quarter	13,610.15	12,542.38	13,104.14
2013
First Quarter	14,578.54	13,328.85	14,578.54
Second Quarter	15,409.39	14,537.14	14,909.60
Third Quarter	15,676.94	14,776.13	15,129.67
Fourth Quarter	16,576.66	14,776.53	16,576.66
2014
First Quarter	16,530.94	15,372.80	16,457.66
Second Quarter	16,947.08	16,026.75	16,826.60
Third Quarter	17,279.74	16,368.27	17,042.90
Fourth Quarter	18,053.71	16,117.24	17,823.07
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter*	23,441.76	22,557.60	23,434.19
* Information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

PPS-24

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Tax Considerations

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The discussion below applies to you only if you are an initial purchaser of the notes; if you are a secondary purchaser of the notes, the tax consequences to you may be different. In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, the notes should be treated as debt instruments for U.S. federal income tax purposes. The remainder of this discussion assumes that this treatment is correct.

Assuming the treatment described above is correct, in the opinion of our special tax counsel, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described under “—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue taxable interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, even though we will not be required to make any payment with respect to the notes prior to maturity. Upon a sale or exchange (including redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted tax basis in the notes. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Special rules may apply if the return on your notes is treated as becoming fixed prior to maturity. You should consult your tax advisor concerning the application of these rules.

After the original issue date, you may obtain the comparable yield and the projected payment schedule by requesting them from Barclays EFS Solutions Structuring Americas, at (212) 528-7198. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual cash settlement amount that we will pay on the notes.

You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. Holders. We do not believe that non-U.S. holders should be required to provide a Form W-8 in order to avoid 30% U.S. withholding tax with respect to the excess (if any) of the Payment at Maturity over the face amount of the notes, although the Internal Revenue Service (the “IRS”) could challenge this position. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” exclude from their scope instruments issued in 2017 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the notes do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the notes with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax advisor regarding the potential application of Section 871(m) to the notes.

PPS-25

Market Linked Notes—Upside Participation with Quarterly Averaging and Principal Return at Maturity
Notes Linked to the Dow Jones Industrial Average® due December 5, 2022

Supplemental Plan of Distribution

We expect that delivery of the notes will be made against payment for the notes on the issue date indicated above, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

PPS-26

Annex

The material included in this Annex was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the notes described in this pricing supplement. This material does not constitute terms of the notes. Instead, the notes will have the terms specified in the prospectus dated July 18, 2016, the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016, as supplemented or superseded by this pricing supplement.

Market Linked Notes

Upside Participation with Averaging and Minimum Return at Maturity

This material was prepared by Wells Fargo Securities, LLC, a registered broker- dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

Distributed by Wells Fargo Securities, LLC

MARKET LINKED NOTES WITH UPSIDE PARTICIPATION WITH AVERAGING AND MINIMUM RETURN AT MATURITY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

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Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity (“these Market Linked Notes”) provide for the repayment of principal plus a fixed minimum return at maturity, while offering the potential for a return at maturity in excess of the minimum return based on the average performance of an underlying market measure or reference asset (the “underlying”). The potential for a return at maturity in excess of the minimum return is based on the average of the levels of the underlying on calculation days occurring at specified intervals over the term of these Market Linked Notes, and it is therefore different than the return that might be realized on a direct investment in the underlying held for the term of these Market Linked Notes. The underlying may include an equity, bond or commodity index or exchange-traded fund, individual commodities or foreign currencies, or a basket of these underlyings.

These Market Linked Notes are designed for investors who seek exposure to the performance of an underlying but without the downside market risk of a direct investment in the underlying. In exchange for this protection against downside market risk and the minimum return at maturity, investors in these Market Linked Notes must be willing to forgo interest payments, dividends (in the case of equity underlyings) and the potentially greater return that might be realized on a direct investment in the underlying. The repayment of principal, the minimum return and the potential for a return in excess of the minimum return apply at maturity only and, if the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Notes are unsecured debt of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity | 3

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity payoff

These Market Linked Notes, if held until maturity, offer the repayment of principal plus the greater of a fixed minimum return and a return based on the underlying’s performance, subject to the averaging calculation. While these Market Linked Notes limit against losses, they may also limit upside return potential due to the averaging calculation and may pay only the minimum return at maturity even if the level of the underlying at or near maturity is significantly greater than its starting level.

To understand how these Market Linked Notes would perform under varying market conditions, consider a hypothetical Market Linked Note with the following terms:

•	Minimum return at maturity: 7%. These Market Linked Notes, if held until maturity, provide for the repayment of principal plus a minimum return equal to 7% of the principal amount, regardless of the performance of the underlying, subject to the ability of the issuer to make payments when due. If the issuer defaults on its payment obligations, you could lose your entire investment.

•	Averaging calculation: Annual. The averaging return calculation is based on the average of the levels of the underlying observed on a specified number of calculation days throughout the term of these Market Linked Notes. On predetermined dates (e.g. annually, quarterly, monthly, etc.), the level of the underlying is recorded and those observations are used to calculate an average ending level. That calculated average ending level is compared to the starting level of the underlying to determine the percentage change. The averaging return calculation may result in a return that is less than might have been realized on a direct investment in the underlying held for the term of these Market Linked Notes.

•	Participation rate: 105%. A participation rate determines how much of the average appreciation of the underlying (if any) will be reflected in the payment at maturity on these Market Linked Notes. A participation rate of 105% means that if the underlying appreciates from its starting level to its average ending level, the investor will receive a total return at maturity equal to the greater of the minimum return and 105% of that appreciation. For example, if the underlying appreciates by 10% based on the averaging calculation, the investor would receive a total return at maturity of 10.5% (which is 105% of 10%).

4 | Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity

Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Note would be calculated.

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity | 5

Averaging calculation methodology

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the averaging calculation methodology and payoff at maturity of the Market Linked Notes described above.

Example 1:
Term:	5 years
Calculation Days:	Annual
Principal Amount:	$1,000
Minimum Return at Maturity:	7% of the Principal Amount
Participation Rate:	105%
Starting Level:	1,000
Average Ending Level:	1,310 (refer to chart)

Averaging Percentage Return Calculation (Average Ending Level – Starting Level) / Starting Level (1,310 – 1,000) / 1,000 = 31%

Market Linked Note Return Calculation Averaging Percentage Return × Participation Rate 31% × 105% = 32.55%

Payment to Investor

The Principal Amount plus the greater of (a) Minimum Return at maturity and (b) Principal Amount × Averaging Percentage Return × Participation Rate

= $1,000 + the greater of (a) $1,000 × 7% and (b) $1,000 × 31% × 105%

= $1,000 + the greater of (a) $70.00 and (b) $325.50

= $1,000 + $325.50

= $1,325.50

Payment to the investor in this example would be $1,325.50 per Market Linked Note since the underlying’s performance, subject to the averaging calculation, of 32.55% is greater than the Minimum Return of 7%.

Comparison with Direct Investment Return

In example 1, if you had purchased the underlying at its Starting Level, held it for the term of these Market Linked Notes and then sold it at its level on the final Calculation Day, you would have realized a 35% return on your investment (leaving aside any dividends), since the level of the underlying on the final Calculation Day is 35% greater than the Starting Level. By contrast, the Averaging Percentage Return calculated for purposes of these Market Linked Notes is only 31%. Because the level of the underlying on the final Calculation Day is greater than its Average Ending Level over all of the Calculation Days, the Averaging Percentage Return calculated for purposes of these Market Linked Notes is less than the return that could have been achieved on a direct investment in the underlying held for the term of these Market Linked Notes. In addition, if any dividends were paid on the underlying over the term of these Market Linked Notes, the return on these Market Linked Notes would have underperformed a direct investment to an even greater extent, because the return on these Market Linked Notes will not compensate you for any dividends paid on the underlying.

6 | Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity

Example 2:
Term:	5 years
Calculation Days:	Annual
Principal Amount:	$1,000
Minimum Return at Maturity:	7% of the Principal Amount Participation Rate:
Participation Rate:	105%
Starting Level:	1,000
Average Ending Level:	987 (refer to chart)

Averaging Percentage Return Calculation (Average Ending Level – Starting Level) / Starting Level (987 – 1,000) / 1,000 = –1.3%

Market Linked Note Return Calculation

Because the Average Ending Level is less than the Starting Level, the return at maturity is limited to the Minimum Return.

Payment to Investor

Since the Average Ending Level is less than the Starting Level, you would receive the Principal Amount plus the Minimum Return for a total payment at maturity equal to $1,070.00 per Market Linked Note.

Comparison with Direct Investment Return

In example 2, if you had purchased the underlying at its Starting Level, held it for the term of these Market Linked Notes and then sold it at its level on the final Calculation Day, you would have realized a 10% return on your investment (leaving aside any dividends), since the level of the underlying on the final Calculation Day is 10% greater than the Starting Level. By contrast, because the Average Ending Level of the underlying over all of the Calculation Days is less than the Starting Level, the Averaging Percentage Return calculated for purposes of these Market Linked Notes is negative. In this example, the Averaging Percentage Return is negative, and the return on your investment at maturity would be limited to the Minimum Return, even though a direct investment would have resulted in a positive return greater than the Minimum Return. If any dividends were paid on the underlying over the term of these Market Linked Notes, these Market Linked Notes would have underperformed a direct investment to an even greater extent, because the return on these Market Linked Notes will not compensate you for any dividends paid on the underlying.

All payments on these Market Linked Notes are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity | 7

Estimated value of Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity

The original offering price of these Market Linked Notes will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Notes on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Notes in the applicable pricing supplement.

The estimated value of these Market Linked Notes will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Notes, which combination consists of a non- interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Notes. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Notes and how it is determined.

8 | Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Notes may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, because of the averaging calculation, you may sacrifice some return opportunities and will forgo interest payments and dividend payments (in the case of equity underlyings).

These Market Linked Notes are not suitable for all investors, but may be suitable for investors aiming to:

•	Fully protect against market losses and receive a minimum return at maturity

•	Gain or increase exposure to different asset classes

•	Participate in a portion of any appreciation of the underlying from its starting level to its average ending level

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Notes. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Notes are right for you.

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

•	Does full protection against market declines and a minimum return take precedence for you over full participation in potential appreciation of the underlying or dividend payments?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Notes provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity | 9

General risks and investment considerations

These Market Linked Notes have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Notes and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Notes, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Notes:

•	Performance risk and opportunity costs. The minimum return at maturity on these Market Linked Notes will represent a below market yield to maturity as compared to a traditional interest-bearing debt security with the same maturity date of the applicable issuer or another issuer with a similar credit rating. Accordingly, if you do not receive a return at maturity sufficiently in excess of the minimum return, the yield that you will receive on these Market Linked Notes may be less than the return you could earn on other investments.

•	Underperformance risk. The return you receive at maturity of these Market Linked Notes may be less than the return you might have realized on a direct investment in the underlying held for the term of these Market Linked Notes. This will be the case if the underlying appreciates by more than the minimum return and its level at or near maturity is greater than it was, on average, on the specified calculation days during the term of these Market Linked Notes. For example, if the underlying generally appreciates over the term of these Market Linked Notes by more the minimum return, the level of the underlying at or near maturity will be greater than it was, on average, on the calculation days, and your return on these Market Linked Notes will be less than the return you might have realized on a direct investment in the underlying held for the term of these Market Linked Notes. Furthermore, because of the averaging calculation, it is possible that these Market Linked Notes will not reflect a return in excess of the Minimum Return at maturity even if the level of the underlying at or near maturity is significantly greater than its starting level.

•	Liquidity risk. These Market Linked Notes are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Notes are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Notes. Accordingly, you may be unable to sell your Market Linked Notes prior to their maturity date. If you choose to sell these Market Linked Notes prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Notes are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Notes prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness.

•	Costs to investors. The original offering price of these Market Linked Notes will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Notes and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Notes, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Notes is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Notes is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Notes prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Notes do not typically provide periodic interest. These Market Linked Notes linked to equities do not provide for a pass through of any dividend paid on the underlying equities.

•	Estimated value considerations. The estimated value of these Market Linked Notes that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion.

10 | Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity

Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Notes from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Notes. Finally, the estimated value of these Market Linked Notes may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Notes.

•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Notes linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Notes may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Notes will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Notes will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Notes linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Notes linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Notes linked to bond indices or exchange-traded funds will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Notes with Upside Participation with Averaging and Minimum Return at Maturity | 11

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Notes are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Notes and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2016 Wells Fargo Securities, LLC. All rights reserved. WCS-2510101 (11/16)